UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) February 22, 2023
Quotient Technology Inc.
(Exact name of Registrant as specified in its charter)
Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1260 East Stringham Avenue, Suite 600 Salt Lake City, Utah 84106
(Address of principal executive offices)
(650) 605-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	QUOT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On February 22, 2023, the Board of Directors (the “Board”) of Quotient Technology Inc. (the “Company”), effective immediately, appointed Michael H. Wargotz to the Board to serve as a Class II director with a term expiring as of the Company’s 2023 annual meeting of stockholders, filling the vacancy created by the resignation of Matthew O’Grady, who resigned from the Board effective December 31, 2022 and who at the time of his resignation was one of two directors serving on the Board pursuant to the Cooperation Agreement (“Cooperation Agreement”) entered into as of May 16, 2022 by and among the Company, Engaged Capital, LLC and certain of its affiliates (collectively, the “Engaged Group”).

The Cooperation Agreement provides that the Engaged Group has the right, subject to the fulfillment of certain terms and conditions, to recommend to the Board a replacement independent director to fill the vacancy created by Mr. O’Grady’s resignation, and, accordingly, the Engaged Group recommended Mr. Wargotz’s appointment to the Board as Mr. O’Grady’s replacement.

The Board has determined that Mr. Wargotz is an independent director under the applicable requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board appointed Mr. Wargotz to the Audit Committee, the Nominating and Corporate Governance Committee and the Strategic Committee. The Cooperation Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 18, 2022 and which exhibit is incorporated by reference herein.

Mr. Wargotz is a private investor, presently involved with various start-up ventures. From July 2011 to June 2017, he was the Chairman of Axcess Ventures, an affiliate of Axcess Worldwide, a brand experience marketing development agency, which he co-founded in 2001. From August 2010 to June 2011, Mr. Wargotz served as the Chief Financial Officer of The Milestone Aviation Group, LLC, a global aviation leasing company. From August 2009 to July 2010, Mr. Wargotz served as the Co-Chairman of Axcess Luxury and Lifestyle. From December 2006 to August 2009, Mr. Wargotz served as the Chief Financial Advisor of NetJets, Inc. (“NetJets”), a leading provider of private aviation services, and from June 2004 to November 2006, he served as Vice President of NetJets. From January 1998 to December 1999, Mr. Wargotz served in various leadership positions with Cendant Corporation, including President and Chief Executive Officer of its Lifestyle Division, Executive Vice President and Chief Financial Officer of its Alliance Marketing Segment, and Senior Vice President, Business Development. Prior to 1998, Mr. Wargotz served in various finance and accounting positions at HFS Incorporated, PaineWebber & Co, American Express and Price Waterhouse. Mr. Wargotz currently serves as a member of the board of directors of Travel + Leisure Co. (NYSE: TNL), the world’s leading membership and leisure travel company, with nearly 20 travel brands across its resort, travel club and lifestyle portfolio. Mr. Wargotz previously served as a director of Resources Connection, Inc. from May 2009 to October 2021 and served as a director of CST Brands, Inc. from May 2013 to June 2017.

Mr. Wargotz brings to the Board substantial leadership, business development, branding and governance experience, as well as significant finance-related skills and expertise including audit oversight, financial reporting and compliance gained from over 30 years of relevant experience. Mr. Wargotz holds a B.A. degree in Accounting from Rutgers University and an M.B.A. from New York University.

In connection with his service as a director and consistent with the Company’s director compensation policy (the “Director Compensation Policy”) in effect on the date of his appointment, Mr. Wargotz will receive the Company’s standard non-employee director cash and equity compensation, including an initial award of restricted stock units with the number of restricted stock units equal to $250,000 divided by the closing price of the Company’s stock on the fifth trading day of the month immediately following the month in which Mr. Wargotz became a director. Starting on the date of the Company’s 2023 annual meeting of stockholders and subject to his continued service on the date of grant, Mr. Wargotz will also receive an annual equity award consistent with the terms of the Director Compensation Policy, as then in effect. Mr. Wargotz will receive an annual cash retainer of $37,500 for his service as a director, $10,000 for his membership on the Company’s Audit Committee, $10,000 for his membership on the Company’s Strategic Committee, and $3,500 for his membership on the Company’s Nominating and Corporate Governance Committee, each retainer to be paid in quarterly installments for the immediately preceding fiscal quarter and pro-rated for the first fiscal quarter during which he serves as a director based on the number of days served after the effective date of his appointment.

In connection with his appointment, Mr. Wargotz and the Company will enter into the Company’s standard form of director indemnity agreement (the “Indemnity Agreement”). In addition to the indemnification required in the Company’s amended and restated certificate of incorporation and amended and restated bylaws, the Indemnity Agreement generally provides for the indemnification of Mr. Wargotz for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against him by reason of the fact that he is or was serving as a director of the Company, to the extent indemnifiable under the law. The foregoing description is qualified in its entirety by the full text of the form of Indemnity Agreement, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 14, 2014 and which exhibit is incorporated by reference herein.

There are no arrangements or understandings between Mr. Wargotz and any other persons pursuant to which Mr. Wargotz was elected as a director. In addition, Mr. Wargotz has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

Appointment of Chief Operating Officer

On February 22, 2023, the Board appointed its Chief Financial Officer, Principal Accounting Officer and Treasurer Yuneeb Khan to the newly-created role of Chief Operating Officer (“COO)” of the Company, effective immediately. Mr. Khan will remain the Company’s Chief Financial Officer, Principal Accounting Officer and Treasurer in tandem with assuming Chief Operating Officer duties.

Prior to joining the Company as its CFO in July 2022, Mr. Khan served as President of the Global Consumer Insights business of NielsenIQ, a world-renowned marketing and consumer intelligence enterprise that provides critical research, data and strategic insights about consumer behavior in more than 80 countries. Mr. Khan joined Nielsen in January of 2010 and, during his 12-year tenure with the company, has served in several high impact roles and driven high profile strategic projects. Immediately prior to his last role with Nielsen, he served as President of the Global Customized Intelligence business of NielsenIQ from 2020 to 2021. Prior to that, Mr. Khan served as the Chief Financial Officer of Nielsen Global Connect (now NielsenIQ) with revenues of over $3 billion, over 30,000 employees, and operations in 100+ countries, from 2019 to 2020. While in this role, the business returned to growth and he played a pivotal role in the strategic review process that resulted in the creation of NielsenIQ, an independent privately held company. Mr. Khan was instrumental in driving significant operational efficiencies as the Chief Financial Officer of Nielsen’s Global Technology and Operations (2014 to 2019) and significantly strengthened the global finance processes by establishing a process driven regional operating model. In 2020, Mr. Khan was awarded the prestigious Arthur C. Nielsen award as recognition for the significant contributions he has made to the Nielsen business.

Prior to joining Nielsen, from December 1995 to January 2010, Mr. Khan held several financial partnership, regulatory and advisory roles around the globe with large blue-chip companies, including General Electric, United Technologies, Kinnevik, Bristol Myers Squibb, and PricewaterhouseCoopers. He is a chartered accountant from the Institute of Chartered Accountants of Pakistan (1999) and a graduate of the Advanced Management Program (2021) of Harvard Business School.

In connection with his appointment, the maximum percentage of Mr. Khan’s base salary as to which he is eligible for an annual cash bonus payment increased from 75% to 85%. There were no other adjustments to Mr. Khan’s current compensation in connection with his appointment.

There are no arrangements or understandings between Mr. Khan and any other persons pursuant to which Mr. Khan was appointed as Chief Operating Officer of the Company. There are no family relationships between Mr. Khan and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction or proposed transaction required to be reported under to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On February 28, 2023, the Company issued a press release announcing the appointment of Mr. Wargotz to the Board. A copy of the press release is furnished as Exhibit 99.1 to this current report.

Also on February 28, 2023, the Company issued a press release announcing, among other items, the appointment of Mr. Khan to the office of COO. A copy of the press release is furnished as Exhibit 99.2 to this current report.

The information in this item and in the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of the Exchange Act and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing. The furnishing of the information in Item 7.01 of this report and the press releases is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release announcing appointment of Michael Wargotz to the Company’s Board of Directors

99.2 Press Release announcing appointment of Yuneeb Khan as COO

104 Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Quotient Technology Inc.
By: /s/ Connie Chen
Connie Chen
General Counsel, Compliance Officer and Secretary
Date: February 28, 2023